EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

ENDRA Life Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	3,450,000(2)	$1.86(3)	$6,417,000	0.00011020	$707.15
	Equity	Warrants (4)	457(g)	-	-		-
	Equity	Underwriter’s Warrants (4)	457(g)	-	-		-
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Warrants	457(c) and (g)	1,725,000(5)	$1.86(3)	$3,208,500	0.00011020	$353.58
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Underwriter’s Warrants	457(c) and (g)	241,500(6)	$2.33	$562,695	0.00011020	$62.01
						$10,188,195	0.00011020	$1,122.74
Fees Previously Paid	-	-	-	-				$1,102.00
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$10,188,195		$1,122.74
	Total Fees Previously Paid							$1,102.00
	Total Fee Offsets							-
	Net Fees Due							$20.74

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Includes shares of Common Stock issuable upon exercise of the underwriter’s over-allotment option.
(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Stock Market LLC on April 14, 2023.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.
(5)	Represents the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants. Includes Warrants issuable upon exercise of the underwriter’s over-allotment option.
(6)

Represents shares of Common Stock underlying the Underwriter’s Warrants to purchase a number of shares of Common Stock equal to 7% of the total number of shares of Common Stock sold in this offering at an exercise price equal to 125% of the public offering price of the shares sold in this offering.